Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Amendment No. 3 to the Registration Statement on Form S-1 of Ludwig Enterprises, Inc. of our report dated March 16, 2026, relating to the financial statements of Ludwig Enterprises, Inc., appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ Stephano Slack LLC

Wayne, Pennsylvania

April 2, 2026